Exhibit 5.1

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com

May 26, 2015

Harley-Davidson Customer Funding Corp.

222 West Adams Street, Suite 2000

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Company”), as depositor of the Harley-Davidson Motorcycle Trust 2015-2 (the “Trust”), a statutory trust formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-202655) (the “Registration Statement”), including the prospectus constituting a part thereof, dated April 24, 2015, the supplement thereto dated May 14, 2015, and the final supplement to the prospectus, dated May 20, 2015 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Trust of asset-backed notes described in the Prospectus (the “Securities”).  As described in the Prospectus, the Securities will be issued on or about May 27, 2015 by the Trust pursuant to an indenture (the “Indenture”) between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Prospectus.

As counsel to the Company in connection with the proposed issuance of the Securities, we have examined:  (i) the Registration Statement, including the Prospectus and exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and By-laws; (iii) the Indenture; (iv) the Sale and Servicing Agreement; (v) the Transfer and Sale Agreement; (vi) the Administration Agreement; (vii) the Trust Agreement; and (viii) such other proceedings, documents, authorizations and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based on and subject to the foregoing, we are of the opinion that, assuming the due authorization of the Indenture by the Trust and the Indenture Trustee, when the Securities have been duly executed and issued by the Trust and authenticated by the Indenture Trustee and sold by the Trust, and payment of the agreed consideration for the Securities shall have been

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

received by the Trust, the Securities will be validly issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of Wisconsin and Illinois and the federal laws of the United States of America. This opinion is limited to the effect of the current state of the laws of the States of Wisconsin and Illinois and the federal laws of the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the reference to our firm therein.  In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP